UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SOVEREIGN BANCORP, INC.

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SOVEREIGN BANCORP, INC.

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Sovereign Bancorp, Inc.

Forward-Looking Statements This presentation contains statements of Sovereign Bancorp, Inc.'s (the "Company") strategies, plans and objectives, estimates of future operating results for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies, revenue creation and shareholder value These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements Factors that might cause such a difference include, but are not limited to: general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and other technological factors affecting the Company's operations, pricing, products and services

Forward-Looking Statements In addition, this presentation and filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Sovereign Bancorp, Inc. and the merger of Independence Community Bank Corp. with and into Sovereign that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the businesses of Independence Community Bank Corp. may not be combined successfully with Sovereign's businesses, or such combinations may take longer to accomplish than expected; (2) expected cost savings from the merger cannot be fully realized or realized within the expected timeframes; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may adversely impact the expected financial benefits of the merger, and compress margins and adversely affect net interest income; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) competitive pressures from other financial service companies in Independence Community Bank Corp.'s and Sovereign's markets may increase significantly; (9) the risk of an economic slowdown that would adversely affect credit quality and loan originations; (10) other economic, competitive, governmental, regulatory, and technological factors affecting Sovereign's operations, integrations, pricing, products and services; and (11) acts of terrorism or domestic or foreign military conflicts; and acts of God, including natural disasters. Other factors that may cause actual results to differ from forward-looking statements are described in Sovereign's filings with the Securities and Exchange Commission.

Proxy Solicitation Sovereign Bancorp, Inc. and its directors, officers and certain employees of Sovereign and its subsidiary, Sovereign Bank, may be deemed to be participants in the solicitation of proxies from shareholders of Sovereign in connection with the election of directors at the 2006 annual meeting of shareholders. Information concerning such participants was filed by Sovereign with the Securities and Exchange Commission (the "SEC") on March 10, 2006 on Schedule 14A, as such filing may be updated from time to time. Sovereign Bancorp, Inc. will file a Proxy Statement on Schedule 14A with the SEC in connection with its 2006 annual meeting of shareholders, which, when filed, will be available free of charge at the SEC's website at http://www.sec.gov. Investors and security holders are advised to read Sovereign's Proxy Statement, when available, and the other materials to be filed by Sovereign related to the proxy solicitation, when available, because they will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement on Schedule 14A and all other related material to be filed by Sovereign with the SEC (when they are filed and become available) free of charge at the SEC's website at http://www.sec.gov or by contacting Sovereign's proxy solicitors, Innisfree M&A Incorporated at 1-888-750-5834 or Mackenzie Partners, Inc. at 1-800-322-2885. Sovereign also will provide a copy of these materials without charge at the Investor Relations section of its website at http://www.sovereignbank.com.

About Sovereign, its Strategy and its History of Shareholder Value Creation

Overall Market Share(1) Market Rank Company Share (%) 1 Bank of America 16.51% 2 Royal Bk of Scotland 8.54 3 Wachovia 7.85 4 Sovereign 5.89 5 TD Banknorth proforma 4.46 6 PNC Financial 3.83 7 Commerce 3.07 An Exceptional Franchise Serving the Northeastern United States Key: Sovereign Branches Independence Branches $64 billion bank; 18th largest bank in the U.S. 665 branches & over 1,000 ATM's Demographics Demographics Median HH Income HH Inc Change '05-'10 SOV $59,889 20.47 US $49,747 17.36 Source: SNL DataSource (1) Includes CT, MA, NH, NJ, Eastern PA and RI ME

Sovereign's Business Strategy Combining the best of a large bank with the best of a smaller community bank. Best of a Large Bank: Products and services Technology Brand Delivery channels and distribution system Talent Diversification Sophistication of risk management Best of a Small Bank: Flat structure Local decision making Cross functional lines to deliver bank to customer Treat customers as "individuals" Active community involvement culture

Above Average Shareholder Value Creation 12/30/05 closing price of $21.62 3-Year Stock Price Performance Percent Appreciation (Through December 2005)

Above Average Shareholder Value Creation 5-Year Stock Price Performance 12/30/05 closing price of $21.62 Percent Appreciation (Through December 2005)

Above Average Shareholder Value Creation 10-Year Stock Price Performance 12/30/05 closing price of $21.62 Percent Appreciation (Through December 2005)

Independence Improves Sovereign's Franchise Value

Why Independence? Independence begins to "fill-in" the gap in Sovereign's footprint between New England and Mid-Atlantic and significantly improves franchise value Improves Sovereign's asset mix with attractive multi- family product Financially attractive Limited integration risk Transaction pricing compares favorably to recent transactions Management accretive

Independence Improves Sovereign's Footprint Sovereign Independence Community 787 91 287 81 293 PHILADELPHIA NEW YORK BOSTON

Creates a Leading Northeast-Based Bank Improves Sovereign's franchise value Adds $7.9bn NY deposits and $2.6bn NJ deposits - total proforma NJ deposits of approximately $10bn Enhances distribution - 125 branches with an average branch size of $84MM Independence has attractive deposit mix 70% of deposits are non-CD deposits Strong demographics Serves 300,000 households Average household income of $59.4K vs. U.S. average of $49.7K Sovereign now a major player in the 5 largest MSAs in the Northeast Creates a "New Fleet" New York Philadelphia Boston Providence Hartford MSA 18.9 5.8 4.5 1.6 1.2 222 84 175 55 30 16.2 6.8 9.3 3.2 1.3 Population (MM) Branches Deposits ($Bn) Pro Forma

Financially Attractive Consistent with Sovereign's stated acquisition criteria Internal Rate of Return of 15% Accretive to GAAP and Operating/Cash earnings during first year based on conservative assumptions 15% cost saves vs. 29%(a) in announced New York MSA transactions since 2001 Substantial revenue enhancements identified not assumed Expansion of multi-family lending in Sovereign markets (e.g., Philadelphia, Boston) Open new markets to deliver broader array of products (cash management, capital markets, commercial lending and government banking) Tangible equity ratio dilution recovered within 2-3 quarters Tangible book value dilution recovered within 4-5 quarters (a) Source: SNL.

The Santander Partnership - Building a Better Bank for Shareholders, Customers and Community

Global Footprint of Santander

History of Mutually Beneficial Partnerships 23.6% IRR 16 Year Investment 7.43% Stake 4x return 1991 - 1997 Investment 8.5% IRR 10 Year Investment 3.4% Stake

Overview of the Santander Transaction Grupo Santander takes 19.8% stake in Sovereign by making a $2.4 billion cash investment Investment priced at $27.00 per Sovereign share, a 24% premium to Sovereign trailing 20-day average stock price Santander will have 2 directors on Sovereign's Board, and Sovereign CEO joins Santander Board

Benefits of the Santander Transaction Allows Sovereign to acquire Independence, an important transaction which would have been difficult to acquire without Santander's investment, at a premium Access to capital if needed to complete transaction with Independence; Santander has committed to "backstop" $1.2 billion financing Santander partnership permits us to share with each other our respective best practices and operational know-how which will be instrumental in helping to build Sovereign's franchise Santander's support for this transaction reflects favorably on the strategic and financial value creation of the acquisition of Independence Positioned for "full" price sale to Santander or another party over 2-5 year period after closing

Potential Shareholder Value Creation

Clear and Consistent Strategy and Tactics for the Future Strong, experienced and deep management team in place Structure and strategy are organized to seize superior growth opportunities Focus remains on tactics and superior execution As we execute, we will remain committed to our critical success factors of: Superior asset quality Superior risk management Strong sales and service culture that aligns team member performance with a recognition and rewards system High level of productivity through revenue growth and efficient expense control

Sovereign is committed to building above-average short-term and long-term shareholder value while building a better bank for our customers, communities and team members.

Sovereign Bancorp, Inc.